Exhibit 10p

                                STOCK OPTION AND
                            STOCK PURCHASE AGREEMENT

      This AGREEMENT, dated as of March __, 1998, among Ampal (Israel) Ltd., an Israeli corporation with an address at 111 Arlozorov Street, Tel Aviv 62098, ISRAEL ("Ampal Israel"); Ampal-American Israel Corporation, a New York corporation with an address at 1177 Avenue of the Americas, New York, NY 10036, USA ("Ampal" or the "Company"); and Yehoshua Gleitman, an Israeli citizen residing at Tabenkin 33, Tel Aviv, ISRAEL (the "Employee").

      WHEREAS, Ampal Israel, Ampal and the Employee have entered an employment agreement dated as of May 27,1997 (the "Employment Agreement") which sets forth the terms and conditions of the Employee's employment by Ampal Israel; and

      WHEREAS, the Employment Agreement provides that the Employee is to be granted certain options to acquire Class A Stock of Ampal and is to be given the right to acquire additional shares of Class A Stock of Ampal from time to time.

      NOW THEREFORE, the parties agree as follows:

      1. Defined Terms. As used in this Agreement, the following terms shall
         -------------
have the following meanings:

      The "Effective Date" of this Agreement shall mean the date that Ampal's
           --------------
shareholders authorize the grant of Options and Purchase Rights described in this Agreement in accordance with the New York Business Corporation Law.

      "Employment Termination Date" shall mean the earlier of (a) the date on
       ---------------------------
which the Company, Ampal Israel or the Employee gives notice of a termination of employment pursuant to the Employment Agreement, or (b) the date of any termination of employment of the Employee with Ampal Israel for any reason.

      "ITO" shall mean the Israeli Income Tax Ordinance, as in effect on the
       ---
date hereof and as hereafter amended.

      "Market Price" as at any date shall mean the average dosing sales price
       ------------
for the Shares on the Stock Exchange for the thirty Trading Days immediately preceding such date.

      "Options" shall mean the options to purchase Shares granted to the
       -------
Employee pursuant to Section 3 of this Agreement.

      "Promissory Notes" shall mean the promissory notes delivered by the
       ----------------
Employee pursuant to Section 2.2 in partial consideration of the purchase price for Shares acquired on exercise of the Purchase Rights.

      "Purchase Rights" shall mean the rights to purchase Shares granted to the
       ---------------
Employee pursuant to Section 2 of this Agreement.

      "Shares" shall mean Class A Stock of Ampal, and any shares of capital
       ------
stock of the Company into which shares of Class A Stock shall hereafter be converted or for which they shall be exchanged.

      "Stock Exchange" shall mean the American Stock Exchange or such other
       --------------
principal exchange in the United States on which the Shares are listed for trading.

      "Trading Day" shall mean a day on which the Stock Exchange is open for
       -----------
trading, whether or not any Shares are actually traded on such date.

      "Trustee" shall mean the trustee  appointed  pursuant to Section 5 of this
       -------
Agreement, and any successor trustee appointed to replace the initial trustee or a successor.

      "Vesting Date" shall mean the Effective Date, June 1,1998, September 1,
       ------------
1998, December 1, 1998 and March 1, 1999 and each succeeding June 1, September 1, January 1 and March 1, through March 1, 2001.

      2. Share Purchase Right. The Company hereby grants to the Employee the
         --------------------
right and option to purchase up to 200,000 Shares on the following terms and conditions:

            2.1. The Purchase Right may be exercised for up to 50,000 Shares at any time on or after the Effective Date and prior to the six month anniversary of the Effective Date; the Purchase Right for up to an additional 50,000 Shares may be exercised at any time on or after September 1, 1998 and prior to March 1, 1999; the Purchase Right for up to an additional 50,000 Shares may be exercised at any time on or after March 1, 1999 and prior to September 1, 1999; and the Purchase Right for up to an additional 50,000 Shares may be exercised at any time on or after September 1, 1999 and prior to March 1, 2000; provided however that the Purchase Right may be exercised only prior to the Employment Termination Date; and provided further that the Purchase Right may not be exercised by the Employee at a time when he is in possession of material nonpublic information relating to the Company or its subsidiaries, as reasonably determined by the Board of Directors or Executive Committee of the Company, and if the exercisability of any of the Purchase Rights is so suspended, then the exercise period for such portion of the Purchase Rights shall be extended for a similar period. Any Purchase Rights not exercised during the periods referred to above shall terminate and shall no longer be exercisable.


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

            2.2. The Purchase Rights exercisable during any period may be exercised at any one time, in whole or in part, during the periods set forth in
Section 2.1 upon delivery by the Employee to the Company of an exercise notice in the form attached hereto as Exhibit A. Within three days after the giving of
                               ---------
an exercise notice Ampal shall notify the Employee of the purchase price for the Shares being purchased, and within ten days after the giving of any such exercise notice the Employee shall deliver to Ampal a duly executed Promissory
Note in the form attached hereto as Exhibit B dated the date of exercise of the
                                    ---------
Purchase Right, together with payment in full of the portion of the purchase price not represented by such Promissory Note. The initial principal balance of any Promissory Note delivered in connection with the purchase of Shares shall be in an amount determined by the Employee, not to exceed 75% of the purchase price for the Shares being purchased on such exercise. The date on which an exercise notice is given to Ampal in accordance with this subsection shall be deemed to be the date of exercise of the Purchase Rights then being exercised.

            2.3. The purchase price for each Share to be acquired on exercise of the Purchase Rights at any time shall be equal to 80% of the Market Price as at the date of exercise of the Purchase Rights. From time to time upon request of the Employee, the Company shall compute the purchase price as at any date and shall notify the Employee thereof.

            2.4. Each Promissory Note shall be due and payable in full thirty months following the date thereof. The principal balance thereof shall accrue interest at a floating rate equal to the effective rate of interest incurred by Ampal from time to time for unsecured recourse borrowings, and interest shall be payable quarterly in arrears. Notwithstanding the maturity date of any Promissory Note, the Employee shall use reasonable best efforts to repay in full each Promissory Note on or promptly after the second anniversary of the date thereof.

            2.5. The Employee hereby pledges and assigns to the Company all Shares acquired by the Employee at any time on exercise of any Purchase Rights or otherwise as collateral security for the Promissory Notes. Upon the request of the Company, the Employee shall execute one or more pledge and security agreements, in form and substance reasonably satisfactory to the Company, reflecting the foregoing pledge and assignment. During any period the Trustee is holding any Shares or any Shares are registered in the name of the Trustee, it shall be a condition of the issuance of such Shares or the delivery of the Shares to the Trustee that the Trustee execute and deliver to the Company an agreement, in form and substance satisfactory to the Company, confirming that the Trustee is holding such Shares as collateral agent for the Company in order to perfect the foregoing pledge and collateral assignment. Certificates for any Shares not delivered to the Trustee shall be held by the Company in order to perfect the foregoing pledge and collateral assignment, and the Employee shall deliver to the Company or to the Trustee, as the case may be, executed stock powers in blank with respect to all pledged Shares. Any dividends payable with respect to any Shares held by Employee shall be applied by the Company to the Employee's obligations


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

under outstanding Promissory Notes, in such manner as the Company determines to be fair and equitable.

            2.6. Any Shares acquired on exercise of a Purchase Right shall be delivered to the Trustee, in accordance with Section 5 of this Agreement, subject to compliance with Section 2.5.

            2.7. No Shares acquired by the Employee on exercise of any Purchase Rights may be sold, assigned, pledged, hypothecated or otherwise disposed of or encumbered (other than the pledge to the Company and other than any delivery of shares to the Trustee in accordance with Sections 2.6 and 5) at any time during the two year period following the date such Shares are acquired by the Employee. The Company shall place a legend on all certificates representing Shares issued on exercise of the Purchase Rights reflecting the foregoing restrictions.

            2.8. The number of Shares subject to the Purchase Rights shall be adjusted from time to time prior to exercise as necessary to reflect any stock splits, stock dividends, combinations of Shares, recapitalization or similar transactions affecting the Shares.

            2.9. For the avoidance of doubt, it is hereby declared that the Purchase Rights and their exercise will be effected according to Section 102 of the ITO. Without derogating from the foregoing, for purposes of the Purchase Rights, the "Employee" shall include the Trustee, so that any rights granted to the Employee may be exercised on his behalf by the Trustee, and vice versa.

      3. Stock Option Grant. In addition to the grant of the Purchase Rights,
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the Company hereby grants to the Employee options to purchase 1,000,000 Shares, on the following terms and conditions.

            3.1. The Options shall be divided into three tranches: The first tranche ("Tranche A") shall be for a total of 200,000 Shares, shall expire four years and three months after the Effective Date and shall be exercisable at a price per Share of $6.75. The second tranche ("Tranche B") shall be for a total of 300,000 Shares, shall expire seven years after the Effective Date hereof and shall be exercisable at a price per Share of $8.00. The third tranche ("Tranche C") shall be for a total of 500,000 Shares, shall expire ten years from the Effective Date hereof and shall be exercisable at a price per Share of $10.00. The price at which any options may be exercised is referred to as the "Exercise Price." Notwithstanding any other provisions of this Agreement, the Executive Committee of the Board of Directors of Ampal may at any time upon notice to the Employee modify the terms of the Options to (i) reduce the exercise price for any or all of the Options, (ii) extend the expiration date of any or all of the Options; or (iii) any combination of the foregoing.

            3.2. The Options shall be vest and shall be exercisable (i) as to 50,000 of the Tranche A Options, as to 75,000 of the Tranche B Options, and as to 125,000 of the


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

Tranche C Options, on and after the Effective Date, and (ii) as to 12,500 of the Tranche A Options, as to 18,750 of the Tranche B Options and as to 31,250 of the Tranche C Options on and after each Vesting Date following the Effective Date, beginning on June 1, 1998; provided that no Employment Termination Date has occurred on or before any such Vesting Date; and provided further that if the Effective Date occurs after June 1, 1998, then the Options that would otherwise have become vested and exercisable on and after June 1, 1998 shall become vested and exercisable on the Effective Date in addition to the Options otherwise becoming vested and exercisable on the Effective Date. Any Options that have vested and have become exercisable are referred to as "Vested Options." Vested Options may be exercised at any time or from time to time in whole or in part at any time after the vesting date thereof and prior to the expiration of such Options (but subject to the provisions of Section 3.3) upon the delivery by the Employee to the Company of a Notice of Exercise in the form attached hereto as Exhibit C together with payment in full of the exercise price for the Shares
---------
being purchased on such exercise.

            3.3. Upon the Employment Termination Date, all Options that are not Vested Options shall immediately terminate and shall not become exercisable. Any Vested Options not yet exercised on the Employment Termination Date, notwithstanding the Term of such Options, to the extent not theretofore exercised shall terminate and shall no longer be exercisable upon the expiration of a period (the "Extended Exercise Period"), beginning on the Employment Termination Date, which the greater of 30 days or two times the length of the "prior notice period" as defined in Section 10.1 of the Employment Agreement; provided, however, that if Section 10.2 of the Employment Agreement is
--------  -------
applicable, then the Extended Exercise Period shall be 30 days. In the event of the death of the Employee, the estate or personal representatives of the Employee shall be entitled to exercise any Options that were Vested Options at the Employment Termination Date at any time during an Extended Exercise Period that is the same period that would have been applicable if the Company had given a notice of termination of Employment pursuant to Section 10.1 of the Employment Agreement.

            3.4. In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend, cash dividend, or other transaction or change in corporate structure affecting the Shares, the number of shares subject to all outstanding Options and/or the Exercise Price of all outstanding Options shall be adjusted to reflect such transaction. For example, if the Company declares a two for one stock split, then the number of Shares subject to Tranche A Options would be increased from 200,000 Shares to 400,000 Shares and the Exercise Price of all Tranche A Options would be reduced to $3.375 per Share; and by way of further example if the Company declared a cash dividend of $1.00 per Share, then the Exercise Price per Share would after the record date for such dividend be reduced by $1.00.

            3.5. Upon exercise of any Vested Options, the Employee may, in lieu of paying the Exercise Price and receiving the Shares subject to such exercised options, at his election given at the time of exercise, receive from the Company a whole number of Shares


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

equal to (a) the difference between the Exercise Price in effect on the date of Exercise and the Market Price at the date of exercise, divided by (b) the Market Price at the date of Exercise, multiplied by (c) the number of Shares subject to the Vested Options being exercised. In the event the Company would be required to issue a fractional Share upon any such election, then in lieu of issuing a fractional Share to the Employee the Company shall pay to the Employee cash equal to the Market Price at the date of exercise multiplied by the fraction of a Share that would otherwise be issued.

            3.6. The Options and any Shares acquired on exercise of the Options shall be delivered to the Trustee, in accordance with Section 5 of this Agreement and subject to compliance with Section 2.5 of this Agreement.

            3.7. For the avoidance of doubt, it is hereby declared that the Options and their exercise will be effected according to Section 102 of the ITO. Without derogating from the foregoing, for purposes of the exercisability of the exercisability of the Options, the "Employee" shall include the Trustee, so that any rights granted to the Employee may be exercised on his behalf by the Trustee, and vice versa.

      4. Right of First Refusal/Right of First Offer.
         --------------------------------------------

            4.1. If at any time prior to the tenth anniversary of the date hereof the Employee receives an offer from an unrelated third party to purchase all or any portion of any Shares he has acquired on exercise of any Purchase Rights or on exercise of any Options, which offer the Employee desires to accept, the Employee shall give notice thereof to the Company (the "Offer Notice"). The Offer Notice shall set forth in reasonable detail the terms and conditions of such offer, including the identity of the proposed purchaser, the number of Shares proposed to be sold, the price and the payment terms. The Company shall have the right, exercisable on notice to the Employee given within ten business days after receipt of the Offer Notice, to purchase or to cause its designee to purchase all of the Employee's Shares proposed to be sold as described in the Offer Notice, on the same terms and conditions as are described in the Offer Notice. If the Company elects to exercise such right, the closing of purchase and sale of the Shares shall take place within 30 days after the date on which the Company gives the Employee notice of its election to purchase. If the Company does not elect to purchase, or to cause a designee to purchase, the Shares so offered within the ten business day period following the giving of the Offer Notice, then the Employee may accept such offer and consummate the transaction contemplated thereby; provided that the closing of the purchase and sale must take place within 60 days after the earlier of the giving by the Company of a notice of its election not to purchase or the expiration of the ten business day period during which the Company may make its election. If the closing does not take place within such 60 day period, then this Section 4.1 shall again apply and the Employee must give an additional Offer Notice to the Company.


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

            4.2. The provisions of Section 4.1 shall apply to any offer received by the Employee from an unrelated third party, including any offer requested by the Employee from an unrelated third party.

            4.3. If at any time prior to the tenth anniversary of the date hereof the Employee proposes to sell all or any portion of any Shares he has acquired on exercise of any Purchase Rights or on exercise of any Options, and the Employee has not received an offer such that the provisions of Section 4.1 are applicable, he shall give a notice to the Company of his intention to sell his Shares, which notice (a "Sale Notice") shall set forth the number of Shares proposed to be sold and the price at which the Employee proposes to sell the Shares. At any time within the ten business day period after the date on which the Company receives a Sale Notice (the "Election Period"), the Company may elect to purchase or to cause its designee to purchase the Shares proposed to be sold at the price set forth in the Sale Notice, by giving a notice of election in writing to the Employee. If the Company makes such election, the closing of the purchase and sale of the Shares shall take place within 30 days after the making of such election. If the Company does not elect to purchase the Shares identified in the Sale Notice, then the Employee may sell such Shares to an unaffiliated third party, without the requirement to comply with Section 4.1, at a price, payable all in cash, equal to or greater than the price set forth in the Sale Notice, at any time within the 60 day period following the expiration of the Election Period. If the Employee does not consummate such a sale of the Shares within such 60 day period, then the provisions of this Section 4.3 shall again apply. If at any time during the foregoing procedure the Employee receives an offer that would be subject to Section 4.1 for a price less than the price set forth in the Sale Notice, then the Employee may accept such offer only after complying with Section 4.1.

            4.4. In the event the Employee transfers any shares to a party affiliated with the Employee, then as a condition of such transfer the affiliated party shall agree to be bound by the provisions of this Agreement, inasmuch as they relate or refer to such shares, on the same terms and conditions as if the Employee continued to hold the same. For purposes of this
Section 4, an "affiliate" of Employee shall mean a member of Employee's immediate family, any corporation or other entity controlled, directly or indirectly, by Employee or any member of his immediate family, and any trust a trustee of which is, or which is established for the benefit of, Employee or any member of his immediate family.

            4.5. The provisions of this Section 4 shall not apply to any bona fide market sales or proposed market sales by the Employee through a broker on the Stock Exchange, or to any sale or transfer by the Employee to an affiliate of the Employee, provided that such transfer to an affiliate is in compliance with Section 4.4.

            4.6. Certificates for all Shares issued on exercise of the Purchase Rights and the Options shall contain a legend referring to the provisions of this Section 4.


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

      5. Concerning the Trustee.
         ----------------------

            5.1. The parties shall appoint a "trustee" for purposes of Section 102 of the ITO, who shall be the Trustee for purposes of this Agreement, on or before the exercise of any Purchase Rights or any Options under this Agreement. In the event the initial Trustee or any successor Trustee at any time resigns or is unable to continue to serve as Trustee, then the Company and Employee shall appoint a successor Trustee in compliance with Section 102 of the ITO and the retiring Trustee shall deliver to the successor Trustee all Options and Shares then held by the retiring Trustee. The Trustee shall act in accordance with a deed of trust executed by the parties and the Trustee.

            5.2. All Shares issued on exercise of any Purchase Rights shall be registered in the name of the Trustee and certificates therefor shall be delivered to the Trustee, subject to compliance with Section 2.5 of this Agreement. Such Shares shall continue to be registered in the name of the Trustee, and such certificates shall continue to be held by the Trustee, for a minimum period of two years following the date of issuance of the Shares. At the end of such two year period, the Shares may be reregistered in the name of the Employee and certificates therefor, subject to compliance with Section 2.5, shall be delivered to the Employee.

            5.3. All Options granted hereunder to the Employee shall be issued in the name of the Trustee, and any certificates or other evidence of the Options shall be delivered to the Trustee and held by the Trustee for a minimum period of two years (the "Minimum Holding Period"). Upon the expiration of the Minimum Holding Period, the Options may be reregistered in the name of the Employee, and in any such case any certificates or other evidence of the Options shall be delivered by the Trustee to the Employee. Any Shares issued on exercise of any Options at the time such Options are held by or issued in the name of the Trustee shall, in accordance with Section 2, be registered in the name of the Trustee and certificates therefor shall be delivered to the Trustee. At the end of the Minimum Holding Period, such Shares may be re-registered in the name of the Employee and certificates therefor shall, subject to compliance with Section 2.5, be delivered to the Employee.

      6. Miscellaneous.
         -------------

            6.1. Neither this Agreement, nor the rights and benefits hereunder, may be assigned by any party without the consent of the other. Without limiting the generality of the foregoing, the Employee may not assign or transfer any of his rights hereunder, including his Purchase Rights and the Options, and the Purchase Rights and the Options may not be exercised by any person other than the Employee and, if applicable, the Trustee, or in the event of the death of the Employee, by his estate or personal representatives.


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

            6.2. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and wholly performed in such State.

            6.3. In the event any withholding or other taxes are required to be collected by the Company at the time of exercise of the Purchase Rights or the Options, the Company may require that the Employee pay, in addition to the purchase price (in the case of the Purchase Rights) or in addition to the Exercise Price (in the case of Options) such amounts as are required to be withheld.

            6.4. All certificates for Shares delivered on exercise of Purchase Rights or Options hereunder shall be subject to such stop-transfer orders and other restrictions as the Board of Directors of the Company may deem advisable or as may be required by applicable securities laws, including without limitation the Securities Act of 1933, as amended, and the Company may place such legends on certificates for Shares as may be required by applicable laws and regulations.

            6.5. This Agreement is entered into pursuant to and in furtherance of the Employment Agreement, and the provisions of this Agreement supplement the terms of the Employment Agreement and do not amend or modify the Employment Agreement in any respect.

            6.6. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be delivered to the parties at their addresses first set forth above in the manner set forth in the Employment Agreement. Any party may change its address for purposes of the giving of notices by giving the other parties written notice of such change.

            6.7. The Company shall register all Shares issuable on exercise of the Purchase Rights and the Options under the Securities Act of 1933, as amended, on Form S-8 or such other form as may be applicable. The Company shall prepare and file a re-offer prospectus and shall keep such prospectus current so that the Employee shall have the right to sell any Shares acquired on exercise of his rights hereunder without restriction under United States securities laws (other than the requirement to deliver a prospectus).

            6.8. The Company shall at all times during the term of the Purchase Rights or the Options, as the case may be, reserve such number of Shares as may be required for issuance on exercise of the Purchase Rights and the Options.

            6.9. In the event an Employment Termination Date occurs prior to the expiration of the two year period provided in Sections 2.6 and 3.6, or either of them, the Employee shall be entitled to receive and to transfer into his name the Shares and/or Options held by the Trustee until the expiration of such two year period; provided that all applicable tax regulations have been complied with and the Employee has made all tax and other


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

payments due to the Company or to the tax authorities in connection with such transfer. Notwithstanding the foregoing, no share certificates for Shares that are subject to the pledge set forth in Section 2.5 shall be delivered to Employee until all Promissory Notes have been paid in full and such pledge has been released.

            6.10. (a) The parties undertake to take such action as may be required to perform the provisions of this Agreement in order to comply with
Section 102 of the ITO and the regulations promulgated thereunder.

                  (b) Without derogating from the generality of the foregoing, promptly after the execution of this Agreement, the parties shall apply to the Israeli Income Tax Commission for a pre-ruling to the effect that the granting of the Purchase Rights and Options hereunder and the issuance of Shares on exercise thereof complies with the provisions of Section 102 of the ITO.

                  (c) For the avoidance of doubt, it is agreed that the effectiveness of this Agreement is conditioned on obtaining the pre-ruling referred to above. In the event that a pre-ruling is not obtained, the parties shall discuss and seek in good faith to reach an agreement regarding an alternative method of remuneration of Employee.

      6.11. The parties agree that in the event of any change in the provisions of Section 102 of the ITO or of any other applicable law or regulation, or in the case of the enactment of any new law or regulation, in each case requiring a change in the terms of this Agreement, the parties shall modify this Agreement to the extent required to comply with such changes or new law or regulation and in a manner to accomplish the intents and purposes of this Agreement.

      6.12. Without derogating from any obligation or undertakings imposed on the Employee by virtue of any law or agreement, the Employee undertakes to comply with the provisions of any applicable law, whether Israeli or United States federal or state law, including, without limitation, the provisions of the securities and corporate laws of Israel, the United States and the State of New York, and including laws regarding fiduciary duties of officers, directors and senior employees. The Employee shall have recourse to appropriate legal advice in Israel and in the United States in order to ensure that his activities are in accordance with the provisions of such laws and in order not to expose the Company or any of its affiliates to any liability or risk in respect of such matters. The reasonable costs and expenses of counsel shall be borne by the Company.

      6.13. The parties agree that the provisions of this Agreement are conditional upon and subject to the provisions of the currency control laws in Israel and that they shall be performed in compliance with such laws. The parties confirm that all filings required to be made or approvals required to be obtained under the Israeli currency control laws have been made or obtained, as the case may be.


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

      6.14. The Company intends to adopt one or more employee stock purchase plans and one or more employee stock option plans in addition to the stock option plan currently in effect. The Company covenants and agrees that the Employee shall be eligible to receive grants of awards under such plans and that the terms of any such employee stock purchase plan in which the Employee may participate shall grant to the Employee the right to acquire additional Shares on terms reasonably consistent with the provisions of Section 2 hereof. The Employee understands that the terms and conditions of any such plans must be approved by the Board of Directors of the Company and must comply with applicable tax and securities laws in design and operation.

      6.15. In the event that the grant of Options and Purchase Rights hereunder is not authorized by the shareholders of Ampal in accordance with the New York Business Corporation Law at the annual meeting of shareholders scheduled in 1998, this Agreement shall be null and void and the parties shall discuss and seek in good faith to reach an agreement regarding an alternative method of remuneration of Employee.

      6.16. This Agreement supersedes all prior agreements and understandings among the parties with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first written above.



                                    _________________________________
                                           Yehoshua Gleitman

                                    AMPAL (ISRAEL) LTD.


                                    By:______________________________


                                    AMPAL-AMERICAN ISRAEL CORPORATION



                                    By:_____________________________


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